                                                                   Exhibit 10.23


                            FIRST AMENDMENT TO LEASE
                             DATED NOVEMBER 13, 1997


        THIS FIRST AMENDMENT TO LEASE made and entered into this 25th day of September 2002, by and between MASSARO LIMITED PARTNERSHIP (PW ONE), a Pennsylvania limited partnership (the "Landlord") having its principal address at 120 Delta Drive, Pittsburgh, Pennsylvania, 15238-2806 and SEEC, INC., a Pennsylvania corporation (the "Tenant") having its principal address at 1000 Cliff Mine Road, Suite 200, Pittsburgh, Pennsylvania, 15275.


                                    RECITALS:

        WHEREAS, on November 13, 1997, Landlord's predecessor in interest, Massachusetts Mutual Life Insurance Company, and Tenant entered into a certain lease agreement (the "Lease") with respect to the premises containing 16,383 rentable square feet of office space located on the second floor, Suite 200 (the "Premises"), of Park West One office building (the "Building") in Findlay Township, Pittsburgh, Pennsylvania 15275 (the "Property"); and

        WHEREAS, Tenant has requested and Landlord has agreed to reduce the rentable square footage of the Premises and extend the term of the Lease.

        NOW THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, Landlord and Tenant agree as follows:

1. This First Amendment To Lease shall commence on November 1, 2002 (the "Commencement Date").

2. Landlord and Tenant have agreed to extend the term of the Lease for an additional five (5) year period (the "Extension Term") beginning on the Commencement Date and expiring at 11:59 p.m. EST on October 31, 2007 (the "Expiration Date").

3. Landlord and Tenant agree to reduce the size of the Premises to Seven Thousand Eight Hundred Eighty Nine (7,889) rentable square feet.

4. Provided Tenant is not in default of the Lease, and subject to any rights previously afforded other tenants in the Building, Tenant shall have the right of first refusal on any space that becomes available for lease on the second (2nd) floor of the Building (the "Right of First Refusal"). Landlord will send Tenant a copy, via U.S. Mail, of the signed lease proposal offer. Tenant will have ten (10) business days to either accept or reject said offer. Tenant must notify Landlord, in writing, via U.S. Mail, whether Tenant accepts or rejects the offer. If Tenant does not respond to Landlord within ten (10) business days, Tenant will have forfeited its "Right of First Refusal."

5. Tenant's obligation to pay rent for the Premises shall begin on the Commencement Date and continue through the Expiration Date. Tenant shall pay to Landlord, at its principal address, as annual Rent for the Premises, One Hundred Thirty Four Thousand One Hundred Thirteen and 00/100 Dollars ($134,113.00) payable in equal monthly installments of Eleven Thousand One Hundred Seventy Six and 08/100 Dollars ($11,176.08). All rent is due on the first business day of each calendar month without demand or set-off whatsoever.

6. Tenant shall have two (2) five (5) year renewal options. Tenant will notify Landlord, in writing, one hundred eighty (180) days prior to the expiration of the Lease term or any renewal periods of its intention to renew the Lease. The rental rate for the first option period will be $17.50 per rentable square foot, with a Base Year of 2008. The rental rate for the second option period will be $18.00 per rentable square foot, with a Base Year of 2013.

7. Provided Tenant is not in default of the Lease or its amendments, Tenant shall have two Early Termination Options if the Tenant is involved in a "Change of Control". For purposes hereof, a Change of Control shall mean the: (i) sale or disposition of substantially all of Tenant's assets to another person or entity, or (ii) reorganization, merger, consolidation share exchange or sale of Tenant into or with another person or entity, by which reorganization, merger, consolidation, share exchange or sale, Tenant's shareholders receive less than 50% of the outstanding voting shares of the new or continuing entity. The first termination option will terminate the Lease or its amendments on the last day of the twenty-fourth (24th) month after the Commencement Date, provided Landlord is given written notice, via certified mail return receipt requested or overnight express mail, at least one hundred eighty (180) days prior to the last day of the twenty-fourth (24th) month. If Tenant does not notify Landlord one hundred eighty (180) days prior to the last day of the twenty-fourth (24th) month, Tenant shall have waived its rights to the first termination option and the Lease shall continue in full force and effect until the expiration of the term. If Tenant does exercise its first termination option within the time period stated above and is not in default of the Lease, the Lease shall terminate as of the last day of the twenty-fourth (24th) month provided Tenant has paid, in addition to any Rent or Additional Rents, all unamortized costs for the twenty-fifth (25th) through sixtieth (60th) months including tenant improvements and brokerage commissions, plus a termination fee equal to six (6) months of the then monthly rent. The second termination option will terminate the Lease or its amendments on the last day of the thirty-sixth (36th) month after the Commencement Date, provided Landlord is given written notice, via certified mail return receipt requested or overnight express mail, at least one hundred eighty (180) days prior to the last day of the thirty-sixth (36th) month. If Tenant does not notify Landlord one hundred eighty (180) days prior to the last day of the thirty-sixth (36th) month, Tenant shall have waived its rights to the second termination option and the Lease shall continue in full force and effect until the expiration of the term. If Tenant does exercise its second termination option within the time period stated above and is not in default of the Lease, the Lease shall terminate as of the last day of the thirty-sixth (36th) month provided Tenant has paid, in addition to any Rent or Additional Rents, all unamortized costs for the thirty-seventh (37th) through sixtieth
        (60th) months including tenant improvements and brokerage commissions, plus a termination fee equal to four (4) months of the then monthly rent. As further consideration for Landlord terminating the Lease and its amendments under either the first or second option, Landlord will retain the Security Deposit and Tenant will not be entitled to a refund/return of the Security Deposit. The unamortized costs will be determined as of the Commencement Date.

8. If Tenant does not exercise the second Early Termination Option, Landlord will return $26,796.84 to Tenant after the thirty-sixth (36th) month, and retain $22,352.16 as the security deposit for the remaining years of the Lease and its amendments.

9. Landlord has agreed to renovate the Premises at no cost to Tenant, based upon the work shown in the drawings submitted by Tenant on August 30, 2002 and further revised and submitted on September 11, 2002. All other work requested by Tenant will be at Tenant's sole cost and expense. All work will be performed by the Massaro Company and its subcontractors during normal trade hours (7:00 AM to 3:30 PM, Monday through Friday).

10. As of the Commencement Date, Tenant's Base Year will become 2003 and its proportionate share of operating expenses and real estate taxes will become 8.755%.

11. Landlord acknowledges that Colliers Penn is Tenant's exclusive representative in this transaction and the Landlord will pay Colliers Penn a fee equal to four percent (4%) of the aggregate gross rental of Tenant's Lease during the Extension Term. Payment will be made in full upon execution of this amendment.

12. Landlord will remove and dispose of Tenant's signage located on the penthouse of the Building at Landlord's expense.

13. Except as otherwise provided in this First Amendment To Lease, the Landlord and Tenant agree that all terms and conditions contained in the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have set their hands to this First Amendment to Lease on the date outlined above.



WITNESS:                                   LANDLORD:
                                           MASSARO LIMITED PARTNERSHIP
                                           (PW ONE)

                                           BY:     MASSCO, INC.
                                               -------------------

                                           ITS:    GENERAL PARTNER
                                               -------------------


DAVID E. MASSARO                           BY:  /S/ JOSEPH A. MASSARO JR.
----------------                               --------------------------
                                                JOSEPH A. MASSARO JR.


                                           ITS: PRESIDENT


WITNESS:                                   TENANT:
                                           -------
                                           SEEC, INC.

LESLIE FRAZIER                             BY: RAVINDRA KOKA
---------------------                         --------------------

                                           PRINT
                                           NAME:   PRESIDENT & CEO
                                                 --------------------


                                           ITS:  PRESIDENT & CEO
                                                ---------------------

                                                              MM Equity No. 8301

                                  OFFICE LEASE

        THIS LEASE, made of this 19th day of November, 1997 by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Landlord") through its agent CORNERSTONE REAL ESTATE ADVISERS, INC., having an address at One Financial Plaza, Suite 1700, Hartford, CT 06103-2604 and SEEC INC., a PENNSYLVANIA CORPORATION ("Tenant') having its principal office at 5001 BAUM BOULEVARD, PITTSBURGH PA 15213.


                                      INDEX

             Article   Title

              1.  Basic Provisions
              2.  Premises, Term and Commencement Date
              3.  Rent
              4.  Taxes and Operating Expenses
              5.  Landlord's Work, Tenant's Work, Alterations and Additions
              6.  Use
              7.  Services
              8.  Insurance
              9.  Indemnification
              10. Casualty Damage
              11. Condemnation
              12. Repair and Maintenance
              13. Inspection of Premises
              14. Surrender of Premises
              15. Holding Over
              16. Subletting and Assignment
              17. Subordination, Attornment and Mortgagee Protection
              18. Estoppel Certificate
              19. Defaults
              20. Remedies of Landlord
              21. Quiet Enjoyment
              22. Accord and Satisfaction
              23. Security Deposit
              24. Brokerage Commission
              25. Force Majeure
              26. Parking
              27. Hazardous Materials
              28. Additional Rights Reserved by Landlord
              29. Defined Terms
              30. Miscellaneous Provisions

              EXHIBITS

              Exhibit A              Plan Showing Property and Premises
              Exhibit B              Landlord's Work Letter
              Exhibit C              Tenant's Work
              Exhibit D              Building's Rules and Regulations;
                                        Janitorial Specifications
              Exhibit E              Commencement Date Confirmation
              Rider 1

                                   ARTICLE 1.

                                BASIC PROVISIONS




A.  Tenants Tradename:        SEEC INC.

B.  Tenant's Address:         5001 Baum Boulevard
                              Pittsburgh, PA 15213

C.  Office Building Name:     Park West One
    Address:                  Cliff Mine Road
                              Pittsburgh, PA 15275

D.  Premises: Suite/Unit No.: 200
      Square feet (Rentable): 16,383

E.  Landlord:                 Massachusetts Mutual Life Insurance Company

F.  Landlord's Address:       c/o Cornerstone Real Estate Advisers, Inc.
                              One Financial PLaza, Suite 1700
                              Hartford CT 06103-2604

G.  Building Manager/Address: Grubb & Ellis Management Services
                              600 Six PPG Place Pittsburgh, PA 15222

H.  Commencement Date:        November 24, 1997


I.  Expiration Date:          February 28, 2003

J.  Security Deposit:         $49,149.00

K.  Monthly Rent:             $24,574.50

L.  Operating Expenses Base:  $  The actual Operating Expenses for calendar year 1998.

M.  Tax Base:                 The actual Taxes paid in calendar year 1998

N.  Tenant's Pro Rata Share:  18.70%. Tenants Pro Rata Share shall be determined by and adjusted by
Landlord from time to time (but shall not be readjusted sooner than the commencement of the second Lease year), by dividing the Tenant's Rentable Square Feet of the Premises by the rentable area of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred.

O.  Normal Business Hours of Building:
    Monday through Friday:  7:30 a.m. to 6:00 p.m.
    Saturday: 8:00 a.m. to Noon p.m.
    Sunday: N/A am. to  N/A p.m.

P.     Brokers:   Grubb & Ellis Company

Q.   Parking Fee:      None

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in the Lease) when used as capitalized terms in other provisions of the Lease.

                                   ARTICLE 2.

                      PREMISES, TERM AND COMMENCEMENT DATE

Landlord hereby leases and demises to the Tenant and Tenant hereby takes and leases from Landlord that certain space identified in Article I and shown on a plan attached hereto as Exhibit A ("Premises") for a term ("Term") commencing on the Commencement Date and ending on the Expiration Date set forth in Article I, unless sooner terminated as provided herein, subject to the provisions herein contained. The Commencement Date set forth in Article 1 shall be advanced to such earlier date as Tenant commences occupancy of the Premises for the conduct of its business. Such date shall be confirmed by execution of the Commencement Date Confirmation in the form as set forth in Exhibit E. If Landlord delays delivering possession of the Premises or substantial completion of any Landlord's Work under Exhibit B, this Lease shall not be void or voidable, except as provided in Article 5, and Landlord shall have no liability for loss or damage resulting therefrom.

                                   ARTICLE 3.

                                      RENT

A. MONTHLY RENT. Tenant shall pay Monthly Rent in advance on or before the first day of each month of the Term. If the Term shall commence and end on a day other than the first day of a month, the Monthly Rent for the first and last partial month shall be prorated on a per diem basis. Upon the execution of this Lease, Tenant shall pay one installment of Monthly Rent for the first full month of the Term and a prorated Monthly Rent for any partial month which may precede it.

B. ADDITIONAL RENT. All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, its share of Taxes and Operating Expenses, shall be deemed Additional Rent.

C. RENT. Monthly Rent, Additional Rent, Taxes and Operating Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as "Rent", and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

D. PLACE OF PAYMENT, LATE CHARGE, DEFAULT INTEREST. Rent and other charges required to be paid under this Lease, no matter how described; shall be paid by Tenant to Landlord at the Building Manager's address listed in Article 1, or to such other person and/or address as Landlord may designate in writing, without any prior notice or demand therefor and without deduction or set-off or counterclaim and without relief from any valuation or appraisement laws. In the event Tenant fails to pay Rent due under this Lease within ten (10) days of due date of said Rent, Tenant shall pay to Landlord a late charge of ten percent (10%) on the amount overdue. Any Rent not paid when due shall also bear interest at the Default Rate.

                                   ARTICLE 4.

                          TAXES AND OPERATING EXPENSES

A. PAYMENT OF TAXES AND OPERATING EXPENSES. It is agreed that during each Lease Year beginning with the first month of the second Lease Year and each month thereafter during the original Lease Term, or any extension thereof, Tenant shall pay to Landlord as Additional Rent, at the same time as the Monthly Rent is paid, an amount equal to one-twelfth (1/12) of Landlord's estimate (as determined by Landlord in its sole discretion) of Tenant's Pro Rata Share of any projected increase in the Taxes or Operating Expenses for the particular Lease Year in excess of the Tax Base or Operating Expenses Base, as the case may be (the "Estimated Escalation Increase"). A final adjustment (the "Escalation Reconciliation") to be made between the parties as soon as practicable following the end of each Lease Year, but in no event later than ninety (90) days after the end of each Lease Year. In computing the Estimated Escalation Increase for any particular Lease Year, Landlord shall take into account any prior increases in Tenant's Pro Rata Share of Taxes and Operating Expenses. If during any Lease Year the Estimated Escalation Increase is less than the Estimated Escalation Increase for the previous Lease Year on which Tenant's share of Taxes and Operating Expenses were based for said year, such Additional Rent payments, attributable to Estimated Escalation Increase, to be paid by Tenant for the new Lease Year shall be decreased accordingly; provided, however, in no event will the Rent paid by Tenant hereunder ever be less than the Monthly Rent plus all other amounts of Additional Rent.

As soon as practicable following the end of each Lease Year, Landlord shall submit to Tenant a statement setting forth the Estimated Escalation Increase, if any. Beginning with said statement for the second Lease Year, it shall also set forth the Escalation Reconciliation for the Lease Year just completed. To the extent that the Operating Expense Escalation is different from the Estimated Escalation Increase upon which Tenant paid Rent during the Lease Year just completed, Tenant shall pay Landlord the difference in cash within thirty (30) days following receipt by Tenant of such statement from Landlord, or receive a credit on future Rent owing hereunder (or cash if there is no future Rent owing hereunder) as the case may be. Until Tenant receives such statement, Tenant's Rent for the new Lease Year shall continue to be paid at the rate being paid for the particular Lease Year just completed, but Tenant shall commence payment to Landlord of the monthly installment of Additional Rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement. In addition to the above, if, during any particular Lease Year, there is a change in the information on which Landlord based the estimate upon which Tenant is then making its estimated payment of Taxes and Operating Expenses so that such Estimated Escalation Increase furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such Estimated Escalation Increase by notifying Tenant, and there shall be such adjustments made in the Additional Rent on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of Additional Rent then being paid by Tenant for the balance of the Lease Year (but in no event shall any such decrease result in a reduction of the rent below the Monthly Rent plus all other amounts of Additional Rent). Landlord's and Tenant's responsibilities with respect to the Tax and Operating Expense adjustments described herein shall survive the expiration or early termination of this Lease.

If the Building is not fully occupied during any particular Lease Year, Landlord may adjust those Operating Expenses which are affected by Building occupancy for the particular Lease Year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of all such rentable area of the Building.

B. DISPUTES OVER TAXES OR OPERATING EXPENSES. If Tenant disputes the amount of an adjustment or the proposed estimated increase or decrease in Taxes or Operating Expenses, Tenant shall give Landlord written notice of such dispute within thirty (30) days after Landlord advises Tenant of such adjustment or proposed increase or decrease. Tenant's failure to give such notice shall waive its right to dispute the amounts so determined. If Tenant timely objects, Tenant shall have the right to engage its own accountants ("Tenant's Accountants") for the purpose of verifying the accuracy of the statement in dispute, or the reasonableness of the adjustment or estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord and Tenant's Accountants shall endeavor to agree upon the matter, failing which Landlord and Accountants shall jointly select an independent certified public accounting firm (the "Independent Accountant") which firm shall conclusively determine whether the adjustment or estimated increase or decrease is reasonable, and if not, what amount is reasonable. Both parties shall be bound by such determination. If Tenant's Accountants do not participate in choosing the Independent Accountant within 20 days notice by Landlord, then Landlord's determination of the adjustment or estimated increase or decrease shall be conclusively determined to be reasonable and Tenant shall be bound thereby. All costs incurred by Tenant in obtaining Tenant's Accountants and the cost of the Independent Accountant shall be paid by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord (or found to have conclusively occurred by the Independent Accountant), of more than ten percent (10%) in the computation of the total amount of Taxes or Operating Expenses as set forth in the statement submitted by Landlord with respect to the matter in dispute; in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audits. Tenant shall continue to timely pay Landlord the amount of the prior year's adjustment and adjusted Additional Rent determined to be incorrect as aforesaid until the parties have concurred as to the appropriate adjustment or have deemed to be bound by the determination of the Independent Accountant in accordance with the preceding terms. Landlord's delay in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this Paragraph, nor constitute a waiver of Landlord's rights as set forth herein for said Lease Year or any subsequent Lease Years during the Lease Term or any extensions thereof.

                                   ARTICLE 5.

                         LANDLORD'S WORK, TENANT'S WORK,
                            ALTERATIONS AND ADDITIONS

A. LANDLORD'S WORK. Landlord shall construct the Premises in accordance with Landlord's obligations as set forth in the work letter attached hereto as Exhibit B, and hereinafter referred to as "Landlord's Work." Landlord will deliver the Premises to Tenant with all of Landlord's Work completed (except for minor and non-material punch list items which in Landlord's reasonable judgment will not delay completion of Tenant's Work, as defined in subparagraph B of this Article) on or before the date specified in Exhibit B and Tenant agrees thereupon to commence and complete Tenant's Work on or before the Commencement Date. If Landlord is delayed in completing Landlord's Work by strike, shortages of labor or materials, delivery delays or other matters beyond the reasonable control of Landlord, then Landlord shall give notice thereof to Tenant and the date on which Landlord is to turn the Premises over to Tenant for Tenant's Work and the Commencement Date shall be postponed for an equal number of days as the delay as set forth in the notice. Providing, however, if such delays exceed one hundred and twenty (120) days, then either Landlord or Tenant upon notice to the other shall have the right to terminate this Lease without liability to either party. If the Commencement Date is postponed as aforesaid, Tenant agrees upon request of Landlord to execute a writing confirming the Commencement Date on such form as set forth in Exhibit E attached hereto.

B. TENANT'S WORK. On and after the date specified in the immediately preceding subparagraph A for delivery of the Premises to Tenant for Tenant's Work, Tenant, at its sole cost and expense, shall perform and complete all other improvements to the Premises (herein called "Tenant's Work") including, but not limited to, all improvements, work and requirements required of Tenant under the foregoing work letter. Tenant shall complete all of Tenant's Work in good and workmanlike manner, fully paid for and free from liens, in accordance with the plans and specifications approved by Landlord and Tenant as provided in Exhibit C, on or prior to the scheduled Commencement Date. Tenant shall also have the right during this period to come onto the Premises to install its fixtures and prepare the Premises for the operation of Tenant's business. Notwithstanding the fact that foregoing activities by Tenant will occur prior to the scheduled Commencement Date, Tenant agrees that all of Tenant's obligations provided for in this Lease shall apply during such period with the exception of any obligation to pay Rent.

C. ALTERATIONS. Except as provided in the immediately preceding subparagraph, Tenant shall make no alterations or additions to the Premises without the prior written consent of the Landlord, which consent Landlord may grant or withhold in its sole discretion.

D. LIENS. Tenant shall give Landlord at least ten (10) days prior written notice (or such additional time as may be necessary under applicable laws) of the commencement of any Tenant's Work, to afford Landlord the opportunity of posting and recording notices of non-responsibility. Tenant will not cause or permit any mechanic's, materialman's, or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant's interest in this Lease in connection with work done under this Article or in connection with any other work. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days from the date of their existence. If Tenant fails to do so, Landlord may pay the amount or take such other action as Landlord deems necessary to remove any such lien or encumbrance, without being responsible to investigate the validity thereof. The amounts so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease and payable in full upon demand.

E. COMPLIANCE WITH ADA. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990 (the "ADA") shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Common Areas, including exterior and interior areas of the Building not included within the Premises or the premises of other tenants; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations or repairs are made by Landlord for the purpose of improving the Building generally or are done as Landlord's Work and the plans and specifications for the Landlord's Work were prepared by Landlord's architect or space planner and were not provided by Tenant's architect or space planner; (iii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant's architect or space planner.

                                   ARTICLE 6.

                                       USE

A. USE. Tenant shall use the Premises for general office purposes, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Building's Rules and Regulations attached as Exhibit D hereto. Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Building and others authorized by Landlord, to use the Common Areas subject to such rules and regulations as Landlord in its discretion may impose from time to time.

B. RESTRICTIONS. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs or tends to impair the character, reputation or appearance of the Building as a first class office building; (c) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or
(d) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

C. COMPLIANCE WITH LAWS. Tenant shall keep and maintain the Premises, its use thereof and its business in compliance with all governmental laws, ordinances, rules and regulations. Tenant shall comply with all Laws relating to the Premises and Tenant's use thereof, including without limitation, Laws requiring the Premises to be closed on Sundays or any other days or hours and Laws in connection with the health, safety and building codes, and any permit or license requirements. Landlord makes no representation that the Premises are suitable for Tenant's purposes.


                                   ARTICLE 7.

                                    SERVICES

A. CLIMATE CONTROL. Landlord shall furnish heat or air conditioning to the Premises during Normal Business Hours of Building as set forth in Article 1 as required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises. If Tenant requires heat or air conditioning at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay all of Landlord's charges therefor on demand.

The performance by Landlord of its obligations under this Article is subject to Tenant's compliance with the terms of this Lease including any connected electrical load established by Landlord. Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning ("HVAC") design conditions (including any occupancy or connected electrical load conditions), including the rearrangement of partitioning which may interfere with the normal operation of the HVAC equipment, or the use of computer or data processing machines or other machines or equipment in excess of that normally required for a standard office use of the Premises. If any such use requires changes in the HVAC or plumbing systems or controls servicing the Premises or portions thereof in order to provide comfortable occupancy, such changes may be made by Landlord at Tenant's expense and Tenant agrees to promptly pay any such amount to Landlord as Additional Rent.

B. ELEVATOR SERVICE. If the Building is equipped with elevators, Landlord, during Normal Business Hours of Building, shall furnish elevator service to Tenant to be used in common with others. At least one elevator shall remain in service during all other hours. Landlord may designate a specific elevator for use as a service elevator.

C. JANITORIAL SERVICES. Landlord shall provide janitorial and cleaning services to the Premises, substantially as described in Exhibit D attached hereto. Tenant shall pay to Landlord on demand the reasonable costs incurred by

Landlord for (i) any cleaning of the Premises in excess of the specifications in Exhibit D for any reason including, without limitation, cleaning required because of (A) misuse or neglect on the part of Tenant or Tenant's agents, contractors, invitees, employees and customers, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (C) interior glass partitions or unusual quantities of interior glass surfaces, and (D) non-building standard materials or finishes installed by Tenant or at its request; and (ii) removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times.

D. WATER AND ELECTRICITY. Landlord shall make available domestic water in reasonable quantities to the common areas of the Building (and to the Premises if so designated in Exhibit B) and cause electric service sufficient for lighting the Premises and for the operation of Ordinary Office Equipment. "Ordinary Office Equipment" shall mean office equipment wired for 120 volt electric service and rated and using less than 6 amperes or 750 watts of electric current or other office equipment approved by Landlord in writing. Landlord shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Landlord may adopt a system of relamping and ballast replacement periodically on a group basis in accordance with good management practice. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building's electric system, Tenant shall not, without Landlord's prior written consent in each instance, connect appliances or heavy duty equipment, other than ordinary office equipment, to the Building's electric system or make any alteration or addition to the Building's electric system. Should Landlord grant its consent in writing, all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within 10 days of Landlord's demand therefor. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in Monthly Rent to offset the expected cost to Landlord of such additional service, that is, the cost of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment. If Landlord and Tenant cannot agree thereon, such cost shall be determined by an independent electrical engineer, to be selected by Landlord and paid equally by both parties.

E. SEPARATE METERS. If the Premises are separately metered for any utility, Tenant shall pay a utility charge to Landlord (or directly to the utility company, if possible) based upon the Tenant's actual consumption as measured by the meter. Landlord also reserves the right to install separate meters for the Premises to register the usage of all or any one of the utilities and in such event Tenant shall pay for the cost of utility usage as metered to the Premises and which is in excess of the usage reasonably anticipated by Landlord for normal office usage of the Premises. Tenant shall reimburse Landlord for the cost of installation of meters if Tenant's actual usage exceeds the anticipated usage level by more than 10 percent. In any event, Landlord may require Tenant to reduce its consumption to the anticipated usage level. The term "utility" for purposes hereof may refer to but is not limited to electricity, gas, water, sewer, steam, fire protection system, telephone or other communication or alarm service, as well as HVAC, and all taxes or other charges thereon.

F. INTERRUPTIONS. Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall however, exercise reasonable diligence to restore any service so interrupted.

G. UTILITIES PROVIDED BY TENANT. Tenant shall make application in Tenant's own name for all utilities not provided by Landlord and shall: (i) comply with all utility company regulations for such utilities, including requirements for the installation of meters, and (ii) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility company. The term "utilities" for purposes hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, as well as HVAC, and all taxes or other charges thereon. Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord's option shall repair, alter or replace any such existing items. Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in Article 5. Tenant shall ensure that all Tenant's HVAC equipment, is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation.

                                   ARTICLE 8.

                                    INSURANCE

A. REQUIRED INSURANCE. Tenant shall maintain insurance policies, with responsible companies licensed to do business in the state where the Building is located and satisfactory to Landlord, naming Landlord, Landlord's Building Manager, Cornerstone Real Estate Advisers, Inc., Tenant and any Mortgagee of Landlord, as their respective interests may appear, at its own cost and expense including (i) "all risk" property insurance which shall be primary on the lease improvements referenced in Article 5 and Tenant's property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost;
(ii) business interruption insurance, (iii) comprehensive general liability insurance on an occurrence basis with limits of liability in an amount not less than $1,000,000 (One Million Dollars) combined single limit for each occurrence. The comprehensive general liability policy shall include contractual liability which includes the provisions of Article 9 herein.

On or before the Commencement Date of the Lease, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing the aforesaid insurance coverage, including naming Landlord, Cornerstone Real Estate Advisers, Inc. and Landlord's Building Manager as additional insureds. Renewal certificates must be furnished to Landlord at least thirty (30) days prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect.

All such insurance shall provide that it cannot be canceled except upon thirty
(30) days prior written notice to Landlord. Tenant shall comply with all rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

B. WAIVER OF SUBROGATION. Landlord and Tenant each agree that neither Landlord nor Tenant will have any claim against the other for any loss, damage or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss. This release shall be valid only if the insurance policy in question permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy. Each party agrees to use its best efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

C. WAIVER OF CLAIMS. Except for claims arising from Landlord's willful misconduct that are not covered by Tenant's insurance required hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, (iv) the Building, Premises, or the operating and mechanical systems or equipment of the Building, being defective, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including without limitation, other tenants, contractors and invitees at the Building. Tenant agrees that Tenant's property loss risks shall be borne by its insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

                                   ARTICLE 9.

                                 INDEMNIFICATION

Tenant shall indemnify and hold harmless Landlord and its agents, successors and assigns, including its Building Manager, from and against all injury, loss, costs, expenses, claims or damage (including attorney's fees and disbursements) to any person or property arising from, related to, or in connection with any use or occupancy of the Premises by or any act or omission (including, without limitation, construction and repair of the Premises arising out of Tenant's Work or subsequent work) of Tenant, its agents, contractors, employees, customers, and invitees, which indemnity extends to any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. This indemnification shall survive the expiration or 5 termination of the Lease Term.

Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or wilful misconduct of others. To the extent not covered by all risk property insurance, Tenant agrees to pay for all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any of its agents, contractors, employees, customers and invitees. Nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its gross negligence, fraud or willful misconduct.

                                   ARTICLE 10.

                                 CASUALTY DAMAGE

Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered by Landlord's insurance, the Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction unless such damage or destruction is incapable of repair or restoration within one hundred eighty (180) days, in which event Landlord may, at Landlord's option and by written notice given to Tenant within sixty (60) days of such damage or destruction, declare this Lease terminated as of the happening of such damage or destruction. If in Landlord's sole opinion the net insurance proceeds recovered by reason of the damage or destruction will not be adequate to complete the restoration of the Building, Landlord shall have the right to terminate this Lease and all unaccrued obligations of the parties hereto by sending a notice of such termination to Tenant. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, providing Tenant did not cause the fire or other casualty, Tenant shall be relieved of the same ratable portion of the Monthly Rent hereunder as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored. Landlord shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence.

                                   ARTICLE 11.

                                  CONDEMNATION

In the event of a condemnation or taking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of a taking or condemnation of fifteen percent (15%) or more (but less than the whole) of the Building and without regard to whether the Premises are part of such taking or condemnation, Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days of Landlord receiving notice of such condemnation. All compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation. Providing, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for the taking of Tenant's personal property (including fixtures paid for by Tenant), and for costs of moving. Notwithstanding anything herein to the contrary, any condemnation award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Lender of Landlord and such award shall be limited to the amount of Rent actually paid by Tenant to Landlord for the period of time for which the award is given. Any additional portion of such award shall belong to Landlord.

                                   ARTICLE 12.

                             REPAIR AND MAINTENANCE

A. TENANT'S OBLIGATIONS. Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws now or hereafter adopted) and condition (which condition shall be neat, clean and sanitary, and free of pests and rodents) and shall make all necessary non-structural repairs thereto and any repairs to non-Building standard mechanical, HVAC, electrical and plumbing systems or components in or serving the Premises. Tenant's obligations hereunder shall include but not be limited to Tenant's trade fixtures and equipment, security systems, signs, interior decorations, floor-coverings, wall-coverings, entry and interior doors, interior glass, light fixtures and bulbs, keys and locks, and alterations to the Premises whether installed by Tenant or Landlord.

B. LANDLORD'S OBLIGATIONS. Landlord shall make all necessary structural repairs to the Building and any necessary repairs to the Building standard mechanical, HVAC, electrical, and plumbing systems in or servicing the Premises (the cost of which shall be included in Operating Expenses under Article 4), excluding repairs required to be made by Tenant pursuant to this Article. Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is received by landlord from Tenant. Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a manner (in its judgment) so as to cause minimum interference with Tenant and the Premises but Landlord shall not be liable to Tenant for any interruption or loss of business pertaining to such activities. Landlord shall have the right to require that any damage caused by the willful misconduct of Tenant or any of Tenant's agents, contractors, employees, invitees or customers, be paid for and performed by the Tenant (without limiting Landlord's other remedies herein).

C. SIGNS AND OBSTRUCTIONS. Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord. Landlord shall have the right to withdraw such consent at any time and to require Tenant to remove any sign, projection, awning, signal or advertisement to be affixed to the Building or the Premises. If such work is done by Tenant through any person, firm or corporation not designated by Landlord or without the express written consent of Landlord Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within ten (10) days of Landlord's demand therefor.

D. OUTSIDE SERVICES. Tenant shall not permit, except by Landlord or a person or company reasonably satisfactory to and approved by Landlord: (i) the extermination of vermin in, on or about the Premises; (ii) the servicing of heating, ventilating and air conditioning equipment; (iii) the collection of rubbish and trash other than in compliance with local government health requirements and in accordance with the rules and regulations established by Landlord, which shall minimally provide that Tenant's rubbish and trash shall be kept in containers located so as not to be visible to members of the public and in a sanitary and neat condition; or (iv) window cleaning, janitorial services or similar work in the Premises.

                                   ARTICLE 13.

                             INSPECTION OF PREMISES

Tenant shall permit the Landlord, the Building Manager and its authorized representatives to enter the Premises to show the Premises during Normal Business Hours of Building and at other reasonable times to inspect the Premises and to make such repairs, improvements, alterations or additions in the Premises or in the Building of which they are a part as Landlord may deem necessary or appropriate.

                                   ARTICLE 14.

                              SURRENDER OF PREMISES

Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty excepted. All leasehold improvements and other fixtures, such as light fixtures and HVAC equipment, wall coverings, carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shaLl remain, all without compensation, allowance or credit to Tenant. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant's expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant's expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord's option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. The Tenant hereby waives to the maximum extent allowable the benefit of all laws now or hereafter in force in this state or elsewhere exempting property from liability for rent or for debt.

                                   ARTICLE 15.

                                  HOLDING OVER

Tenant shall pay Landlord 200% of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom.

                                   ARTICLE 16.

                            SUBLETTING AND ASSIGNMENT

Tenant shall not, without the prior written consent of Landlord, list the Premises or any part thereof as available for assignment or sublease with any broker or agent or otherwise advertise, post, communicate or solicit prospective assignees or subtenants through any direct or indirect means, nor assign this Lease or any interest thereunder, or sublet Premises or any part thereof, or permit the use of Premises by any party other than Tenant. In the event that during the term of this Lease, Tenant desires to sublease and introduces Landlord to a proposed replacement tenant for Tenant, which replacement tenant has a good reputation, is of financial strength at least equal to that of Tenant (as determined by Landlord in its sole discretion) and has a use for Premises and a number of employees reasonably consistent with that of Tenant's operation, the Landlord may consider such replacement tenant and notify Tenant with reasonable promptness as to Landlord's choice, at Landlord's sole discretion, of the following:

(1) That Landlord consents to a subleasing of the Premises or assignment of the lease to such replacement tenant provided that Tenant shall remain fully liable for all of its obligations and liabilities under this Lease and provided further that Landlord shall be entitled to any profit obtained by Tenant from such subletting or assignment; or;

(2) That upon such replacement tenant's entering into a mutually satisfactory new Lease for the Premises with Landlord, then Tenant shall be released from all further obligations and liabilities under this Lease (excepting only any unpaid rentals or any unperformed covenants then past due under this Lease or any guarantee by Tenant of replacement tenant's obligations); or

(3) That Landlord declines to consent to such sublease or assignment due to insufficient or unsatisfactory documentation furnished to Landlord to establish Tenant's reputation, financial strength and proposed use of and operations upon Premises; or

(4) That Landlord elects to cancel the Lease and recapture the Premises (in the case of an assignment) or that Landlord elects to cancel the Lease as to the portion thereof that Tenant had wished to sublease. In either such event Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of Tenant's request on the date set forth in a notice from Landlord in accordance with the provisions of this lease relating to the surrender of the Premises. If this Lease shall be canceled as to a portion of the Premises only, the Rent payable by Tenant hereunder shall be abated proportionately according to the ratio that the area of the portion of the Premises surrendered (as computed by Landlord) bears to the area of the Premises immediately prior to such surrender. If Landlord shall cancel this Lease, Landlord may relet the Premises, or the applicable portion of the Premises, to any other party (including, without limitation, the proposed assignee or subtenant of Tenant), without any liability to Tenant.

In no case may Tenant assign any options to sublessee(s) or assignee(s) hereunder, all such options being deemed personal to Tenant only. Consent by Landlord hereunder shall in no way operate as a waiver by Landlord of, or to release or discharge Tenant from, any liability under this Lease or be construed to relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, transfer, use or occupancy.

                                   ARTICLE 17.

               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). The provisions of this Article shall be self-operative; however, Tenant shall execute such documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this
Article in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.

                                   ARTICLE 18.

                              ESTOPPEL CERTIFICATE

Tenant shall from time to time, upon written request by Landlord or Lender, deliver to Landlord or Lender, within ten (10) days after from receipt of such request, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which the Rent has been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default); and,

(iv) the address to which notices to Tenant shall be sent; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Landlord may represent; (ii) not more than one month's Rent has been paid in advance; (iii) there are no defaults by Landlord; and, (iv) notices to Tenant shall be sent to Tenant's Address as set forth in Article 1 of this Lease. Notwithstanding the presumptions of this Article, Tenant shall not be relieved of its obligation to deliver said statement.

                                   ARTICLE 19.

                                    DEFAULTS

If Tenant: (i) fails to pay when due any installment or other payment of Rent, or to keep in effect any insurance required to be maintained; or (ii) vacates or abandons the Premises, or (iii) becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within sixty
(60) days of its filing, or (iv) fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant's part to be kept or performed and such failure shall continue for thirty (30) days after notice thereof given by or on behalf of Landlord, or (v) if the interest of Tenant shall be offered for sale or sold under execution or other legal process if Tenant makes any transfer, assignment, conveyance, sale, pledge, disposition of all or a substantial portion of Tenant's property, then any such event or conduct shall constitute a "default" hereunder.

If Tenant shall file a voluntary petition pursuant to the United States Bankruptcy Reform Act of 1978, as the same may be from time to time be amended (the "Bankruptcy Code"), or take the benefit of any insolvency act or be dissolved, or if an involuntary petition be filed against Tenant pursuant to the Bankruptcy Code and said petition is not dismissed within thirty (30) days after such filing, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within thirty (30) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then Landlord shall have all of the rights provided for in the event of nonpayment of the Rent.

If any alleged default on the part of the Landlord hereunder occurs, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered postage prepaid, to the holder of any Mortgage whose address Tenant has been notified of in writing, and shall afford such Mortgage holder a reasonable opportunity to cure any alleged default on Landlord's behalf. In no event will Landlord be responsible for any damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

                                   ARTICLE 20.

                              REMEDIES OF LANDLORD

The remedies provided Landlord under this Lease are cumulative.

(a) Upon the occurrence of any default, Landlord may serve notice on Tenant that the Term and the estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice and on the specified date this Lease shall cease and expire as fully and with the effect as if the Term had expired for passage of time.

(b) Without terminating this Lease in case of a default or if this Lease shall be terminated for default as provided herein, Landlord may re-enter the Premises, remove Tenant, or cause Tenant to be removed from the Premises in such manner as Landlord may deem advisable, with or without legal process, and using such reasonable force as may be necessary. In the event of re-entry without terminating this Lease, Tenant shall continue to be liable for all Rents and other charges accruing or coming due under this Lease.

(c) If Landlord, without terminating this Lease, shall re-enter the Premises or if this Lease shall be terminated as provided in paragraph (a) above:

        (i) All Rent due from Tenant to Landlord shall thereupon become due and shall be paid up to the time of re-entry, dispossession or expiration, together with reasonable costs and expenses (including, without limitation, attorney's fees) of Landlord;

        (ii) Landlord, without any obligation to do so, may relet the Premises or any part thereof for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions in reletting as Landlord, in the exercise of its reasonable business judgment, deems desirable. In connection with such reletting, Tenant shall be liable for all costs of the reletting including, without limitation, rent concessions, leasing commissions, legal fees and alteration and remodeling costs; and

        (iii) If Landlord shall have terminated this Lease, Tenant shall also be liable to Landlord for all damages provided for in law and under this Lease resulting from Tenant's breach including, without limitation, the difference between the aggregate rentals reserved under the terms of this Lease for the balance of the Term together with all other sums payable hereunder as Rent for the balance of the Term, less the fair rental value of the Premises for that period determined as of the date of such termination. For purposes of this paragraph, Tenant shall be deemed to include any guarantor or surety of the Lease.

(d) Tenant hereby waives all right to trial by jury in any claim, action proceeding or counterclaim by either Landlord or Tenant against each other or any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant's use or occupancy or the Premises.

(e) In addition to the above, Landlord shall have any and all other rights provided a Landlord under law or equity for breach of a lease or tenancy by a Tenant.

                                   ARTICLE 21.

                                 QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.


                                   ARTICLE 22.

                             ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of the Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

                                   ARTICLE 23.

                                SECURITY DEPOSIT

To secure the faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, foregoing such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited with Landlord the sum shown in Article 1 as a "Security Deposit" on the understanding:

        (a) that the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

        (b) that should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof may be turned over to the Landlord's grantee, and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return; and,

        (c) that Landlord may commingle the Security Deposit with other funds and not be obligated to pay Tenant any interest;

        (d) that the Security Deposit shall not be considered as advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant;

        (e) that if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term. Tenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 24.

                              BROKERAGE COMMISSION

Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in Article
1. Tenant represents and warrants to Landlord that (except with respect to the Broker identified in Article 1 and with whom Landlord has entered into a separate brokerage agreement) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person. Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in Article 1.

                                   ARTICLE 25.

                                  FORCE MAJEURE

Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder; provided:

        (a) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of the Rent, or any delay in the cure of any default which may be cured by the payment of money;

        (b) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and

        (c) Tenant shall not be entitled to rely upon this Section unless it shall first have given Landlord notice of the existence of any force majeure preventing the performance of an obligation of Tenant within five days after the commencement of the force majeure.

                                   ARTICLE 26.

                                     PARKING

        (a) Landlord hereby grants to Tenant the right, in common with others authorized by Landlord, to use the parking facilities owned by Landlord and shown on Exhibit A, if any. Landlord, at its sole election, may designate the types and locations of parking spaces within the parking facilities which Tenant shall be allowed to use. Landlord shall have the right, at Landlord's sole election, to change said types and locations from time to time; provided, however, such designation shall be uniformly applied add shall not unfairly favor any tenant in the Building.

        (b) Commencing on the Commencement Date, Tenant shall pay Landlord the Parking Fee, if any, shown in Article 1, as Additional Rent, payable monthly in advance with the Monthly Rent. If there is a Parking Fee shown in Schedule 1, then thereafter, and throughout the Term, the parking rate for each type of parking space provided to Tenant hereunder shall be the prevailing parking rate, as Landlord may designate from time to time, at Landlord's sole election, for each such type of parking space. In addition to the right reserved hereunder by Landlord to designate the parking rate from time to time, Landlord shall have the right to change the parking rate at any time to include therein any amounts levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, as amended, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or the reduction or control of motor vehicle traffic, or motor vehicle pollution.

        (c) If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the parking facilities and if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use the parking facilities. If Landlord institutes such an identification procedure, Landlord may provide additional parking spaces for use by customers and invitees of Tenant on a daily basis at prevailing parking rates, if any. At Landlord's sole election, Landlord may make validation stickers available to Tenant for any such additional parking spaces, provided, however, if Landlord makes validation stickers available to any other tenant in the Building, Landlord shall make such validation stickers available to Tenant.

        (d) The parking facilities provided for herein are provided solely for the accommodation of Tenant and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or tenant's employees, customers, agents, contractors or invitees.

                                   ARTICLE 27.

                               HAZARDOUS MATERIALS

A. DEFINITION OF HAZARDOUS MATERIALS. The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet ("MSDS").

B. NO HAZARDOUS MATERIALS. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 6, provided:
(a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers' instructions therefor, (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord, shall reasonably require, (c) if any applicable Law or Landlord's 'trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

C. NOTICES TO LANDLORD. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer there for, and such other information as Landlord may reasonably require or as may be required by Law.

D. INDEMNIFICATION OF LANDLORD. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Tenant shall further be required to indemnify and hold Landlord, Landlord's directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this Article by Tenant, Tenant's occupants, employees, contractors or agents. Any clean up, remediation and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 28.

                     ADDITIONAL RIGHTS RESERVED BY LANDLORD

In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

        (a) To name the Building and to change the name or street address of the Building;

        (b) To install and maintain all signs on the exterior and interior of the Building;

        (c) To designate all sources furnishing sign painting or lettering for use in the Building:

        (d) During the last ninety (90) days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy, without affecting Tenant's obligation to pay Rent for the Premises;

        (e) To have pass keys to the Premises and all doors therein, excluding Tenant's vaults and safes;

        (f) On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, Lender, mortgagee, or assignee of any mortgage on the Building or Land and to others having an interest therein at any time during the Term, and to prospective tenants during the last six months of the Term;

        (g) To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever;

        (h) To relocate various facilities within the Building and on the land of which the Building is a part if Landlord shall determine such relocation to be in the best interest of the development of the Building and Property, provided that such relocation shall not materially restrict access to the Premises; and

        (i) To install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.

                                   ARTICLE 29

                                  DEFINED TERMS

A. "Building" shall refer to the Building named in Article 1 of which the leased Premises are a part (including all modifications, additions and alterations made to the Building during the term of this Lease), the real property on which the same is located, all plazas, common areas and any other areas located on said real property and designated by Landlord for use by all tenants in the Building. A plan showing the Building is attached hereto as Exhibit A and made a part hereof and the Premises is defined in Article 2 and shown on said Exhibit A by cross-hatched lines.

B. "Common Areas" shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other Tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant's employees and invitees. Landlord reserves the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas.

C. "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced so as to prevent such result.

D. "Hazardous Materials" shall have the meaning set forth in Article 27.

E. "Landlord" and "Tenant" shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

F. "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Building is located, and decisions of federal courts applying the Laws of such state.

G. "Lease" shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

H. "Lease Year" shall mean each calendar year or portion thereof during the Term.

I. "Lender" shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessee.

J. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

K. "Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance or repair of the Building as determined by Landlord.

Operating Expenses shall include, but not be limited to:

        1.1 costs of supplies, including, but not limited to, the cost of relamping all Building standard lighting as the same may be required from time to time;

        1.2 costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

        1.3 costs of water and sanitary and storm drainage services;

        1.4 costs of janitorial and security services;

        1.5 costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Building;

        1.6 costs of maintenance and replacement of landscaping;

        1.7 insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance and any other insurance carried by Landlord on the Building, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine);

        1.8 labor costs, including wages and other payments, costs to Landlord of worker's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

        1.9 professional building management fees required for management of the Building;

        1.10 legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Building or in connection with making the computations required hereunder or in any audit of operations of the Building;

        1.11 the costs of capital improvements or structural repairs or replacements made in or to the Building in order to conform to changes, subsequent to the date of this Lease, in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein "Required Capital Improvements") or the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing Operating Expenses (herein "Cost Savings Improvements"), and a reasonable reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building in its current class. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord). All costs so amortized shall bear interest on the amortized balance at the rate of twelve percent (12%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements.

In making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this paragraph and Article 4 as shall be reasonable and necessary to achieve the intention of the parties hereto.

L. "Rent" shall have the meaning specified therefor in Article 3.

M. "Tax" or "Taxes" shall mean:

     1.1 all real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority. The foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Building, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Building which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below). Provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord's only property, and provided further that in no event shall the term "taxes or assessment," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations.

        1.2 all "assessments", including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises of the Building or any legal or equitable interest of Landlord therein. For the purposes of this lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If as of the Commencement Date the Building has not been fully assessed as a completed project, for the purpose of computing the Operating Expenses for any adjustment required herein or under Article 4, the Tax shall be adjusted by Landlord, as of the date on which the adjustment is to be made, to reflect full completion of the Building including all standard Tenant finish work if the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Building shall be included within the term real estate taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord. All of the preceding clauses K (1.1 and 1.2) are collectively referred to as the "Tax" or "Taxes".

All other capitalized terms shall have the definition set forth in the Lease.

                                   ARTICLE 30.

                            MISCELLANEOUS PROVISIONS


A. RULES AND REGULATIONS.

Tenant shall comply with all of the rules and regulations promulgated by Landlord from time to time for the Building. A copy of the current rule and regulations is attached hereto as Exhibit D.

B. EXECUTION OF LEASE.


If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

C. NOTICES.

All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant at the address set forth below, and if to Landlord, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the addresses set forth below.

        Landlord: at address shown in Article 1, item F.

        with a copy to: Building Manager at address shown in Article 1, item G.

        Tenant: at address shown in Article 1, item B.


        with copy to:
                      -------------------------------------------------------

                   ----------------------------------------------------------

                   ----------------------------------------------------------


D. TRANSFERS.

The term "Landlord" appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then Landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest and Tenant, upon such sale or transfer, shall look solely to the successor owner and transferee of the Building for performance of Landlord's obligations hereunder.

E. RELOCATION.

Landlord shall be entitled during the Lease Term to cause Tenant to relocate from the Premises to a comparable space within the Building (a "Relocation Space") at any time after reasonable notice, which notice shall give Tenant no less than sixty (60) days advance notice. Landlord or the third party tenant replacing Tenant shall pay the expense of moving Tenant to a space within the Building comparable to the Premises and providing comparable leasehold improvements. Such a relocation shall not terminate, modify or otherwise affect the Lease, except with respect to the location of the Premises from and after the date of such relocation. "Premises", shall, thereafter, refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined.

F. TENANT FINANCIAL STATEMENTS.

Upon the written request of Landlord, Tenant shall submit financial statements for its most recent financial reporting period and for the prior Lease Year. Landlord shall make such request no more than twice during any Lease Year. All such financial statements shall be certified as true and correct by the responsible officer or partner of Tenant and if Tenant is then in default hereunder, the financial statements shall be certified by an independent certified public accountant.

G. RELATIONSHIP OF THE PARTIES.

Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

H. ENTIRE AGREEMENT: MERGER.

This Lease embodies the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought.

I. NO REPRESENTATION BY LANDLORD.

Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Building except as expressly set forth herein.

J. LIMITATION OF LIABILITY.

Notwithstanding any provision in this Lease to the contrary, under no circumstances shall Landlord's liability or that of its directors, officers, employees and agents for failure to perform any obligations arising out of or in connection with the Lease or for any breach of the terms or conditions of this Lease (whether written or implied) exceed Landlord's equity interest in the Building. Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Landlord's interest in the Building. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Building and any judgments so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease. If Tenant claims or asserts that Landlord has violated or failed to perform a covenant under the Lease, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies for any such violation or failure.

K. MEMORANDUM OF LEASE.

Neither party, without the written consent of the other, will execute or record any this Lease or any summary or memorandum of this Lease in any public recorders office.

L. NO WAIVERS: AMENDMENTS.

Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition. No waiver shall be effective against Landlord unless in writing and signed by Landlord. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant.

M. SUCCESSORS AND ASSIGNS.

The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

N. GOVERNING LAW.

This Lease shall be governed by the law of the State where the Building is located.

O. EXHIBITS.

All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

P. CAPTIONS.

The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

Q. COUNTERPARTS.

This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of this 13th day of November, 1997.

Attest or Witness:                         LANDLORD:

                                           MASSACHUSETTS MUTUAL LIFE
                                           INSURANCE COMPANY

                                           By: CORNERSTONE REAL ESTATE
                                               ADVISERS, INC., its agent

[sig]                                      By: /s/ STEPHEN H. GOULD
-------------------------------------          --------------------------------
                                           Name Typed: STEPHEN H. GOULD
                                           Title: Vice President




                                           TENANT:

Attest or Witness:                         SEEC INC.


[sig]                                      By: /s/ RAVINDRA KOKA
-------------------------------------          --------------------------------
                                           Name Typed: RAVINDRA KOKA
                                           Title: President & CEO
                                           Date:  11/12/97

                              Certificate of Tenant
                        (If A Corporation or Partnership)


         I, JOHN D. GODFREY, Secretary of SEEC, Inc., Tenant, hereby certify that the officers executing the foregoing Lease on behalf of Tenant is/are duly authorized to act on behalf of and bind the Tenant.


(Corporate Seal)                           /s/ JOHN D. GODFREY
                                           ------------------------------------
                                           Secretary or General Partner


Date: 12 NOV-97

                                    EXHIBIT A

                      [Plan Showing Property and Premises]



                                   [GRAPHIC]

                                    EXHIBIT B

                                Landlord's Work




                                      NONE

                                    EXHIBIT C


                                  Tenant's Work


Tenant's work shall be defined in the Construction Drawings #9732 dated October 30, 1997, and Project Manual #9732, dated October 30, 1997, both as prepared by Renaissance 3 Architects.

                                    EXHIBIT D

                        Building's Rules and Regulations
                          and Janitorial Specifications

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

2. No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the premises demised to such tenant.

7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the approval of the Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

9. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction, without the prior consent of Landlord.

10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or window.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

14. No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning towels or other like service, from any company or person not approved by Landlord. No vending machines of any description shall be installed, maintained or operated upon the premises demised to any tenant without the prior consent of Landlord.

15. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed. Corridor doors, when not in use, shall be kept closed.

18. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

19. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

20. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

23. If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

24. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

25. No tenant shall clean any window in the Building from the outside.

26. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

27. Landlord shall provide and maintain an alphabetical directory board in the first floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Landlord. Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

28. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

29. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

30. Landlord shall not permit entrance to the premises of tenants by use of pass keys controlled by Landlord, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

31. Each tenant and all of tenant's employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

32. Without Landlord's prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

33. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

34. No tenant shall employ any persons other than the janitor or Landlord for the purpose of cleaning its premises without the prior consent of Landlord. No tenant shall cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating of carpets or rugs or moving of furniture or other special services. Janitor service shall be furnished Mondays through Fridays, legal holidays excepted; janitor service will not be furnished to areas which are occupied after 9:30 P.M. Window cleaning shall be done only by Landlord, and only between 6:00 A.M and 5:00 P.M.

                                    EXHIBIT E

                         Commencement Date Confirmation


          DECLARATION BY LANDLORD AND TENANT AS TO DATE OF DELIVERY AND
                      ACCEPTANCE OF POSSESSION OF PREMISES


Attached to and made a part of the Lease dated the 19th day of November, 1997, entered into and by MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY as LANDLORD, and SEEC, Inc. as TENANT.

LANDLORD AND TENANT do hereby declare that possession of the Premises was accepted by TENANT on the 24th day of November, 1997. The Premises required to be constructed and finished by LANDLORD in accordance with the provisions of the Lease have been satisfactorily completed by LANDLORD and accepted by TENANT, the Lease is now in full force and effect, and as of the date hereof, LANDLORD has fulfilled all of its obligations under the Lease. The Lease Commencement Date is hereby established as November 24, 1997. The Term of this Lease shall terminate on February 28, 2003.


LANDLORD:

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY
By: CORNERSTONE REAL ESTATE
    ADVISERS, INC., its agent

By:      /s/ STEPHEN H. GOULD
         --------------------------
         Name Typed: Stephen H. Gould
         Title:      Vice President
         Date:


TENANT:
SEEC, INC.
------------------------------------


By:      /s/ RICHARD J. GOLDBACH
         ----------------------------
         Name Typed: Richard J. Goldbach
         Title: Treasurer & CFO
         Date:  11-24-97

                                     RIDER 1

ARTICLE 2: The following shall be added to the end of the Article: "the Commencement Date shall be on the date that Landlord delivers possession of the Premises as pursuant to 'Article 5: Tenant's Work' contained herein and satisfaction of the following condition precedent: (i) full execution of this Lease, (ii) Tenant's delivery of the Letter of Credit as pursuant to 'Article 23: Letter of Credit and Security Deposit', AND (iii) Unisys' vacating a portion of the Premises that it now occupies on a holdover-basis. If Landlord fails to deliver possession of the Premises as aforesaid by December 10, 1997, then either Landlord or Tenant may terminate the Lease upon written notice to the other. Tenant's Monthly Rent obligation shall begin on February 1, 1998 (the "Rent Commencement Date"); provided, however, that the Rent Commencement Date shall be delayed one day for each day that the Commencement date is delayed beyond November 24, 1997. (For example, if the Commencement Date is November 28, 1997, then the Rent Commencement Date shall be February 5, 1998).

Article 3, Paragraph D: "Tenant shall be excused of any late charge on the first occurrence of failure to pay rent as contained herein" shall be added at the end of the paragraph.


Article 4, Paragraph A: In the first sentence, after "one-twelfth (1/12) of Landlord's estimate", insert: "as reasonably determined by Landlord".

In the same sentence, strike "in its sole discretion".

The last paragraph shall be amended to read: "Landlord shall adjust for the base year and all lease years Operating Expenses to reflect an occupancy of not less than ninety-five percent (95%) of all such rentable area of the Building".

Article 4, Paragraph B: In the sixteenth (16th) line, the amount "ten percent (10%)" shall be amended to read "five percent (5%)".

Article 5: Tenant's Work: Article 5 shall be deleted in its entirety and replaced with the following: "5.1 Landlord shall deliver possession of the Premises to Tenant in their then existing "as-is" condition. Landlord shall perform no Landlord's work under this Lease ("Landlord's Work"). Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes in or to the Premises (collectively "Alterations"). Any Alterations, or other changes which are necessary in order for the Premises to comply with requirements of the Americans with Disabilities Act of 1990 as amended (the "ADA") shall be the sole responsibility of Tenant, at Tenant's sole cost and expense and Tenant hereby agrees to indemnify Landlord for any loss, claims, or damages incurred by Landlord as a result of Tenant's failure to make such Alterations or other changes.

5.2(a) It is understood that upon delivery of possession of the Premises to Tenant, Tenant intends to construct certain Alterations in the Premises as set forth in the attached Exhibit C (collectively "Tenant's Work"), which Tenant's Work is hereby approved by Landlord.

Construction of Tenant's Work shall be subject to all the provisions of this Lease. The construction manager, architect, contractor and subcontractors employed by Tenant to design and perform Tenant's Work shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. Landlord shall charge a fee of $2,000.00 for reviewing plans relating to Tenant's Work and/or for inspecting Tenant's Work.


5.2(b) Landlord hereby agrees to grant Tenant an allowance (the "Alterations Allowance") in an amount up to Two Hundred Eighty Six Thousand, Seven Hundred Two 50/100 Dollars ($286,702.50), to be applied toward the cost of Tenant's Work (including, demolition costs, and costs of all tenant improvements, including without limitation, costs of millwork, telephone and computer cabling and similar construction). The Landlord will provide an allowance (the "Design Allowance") up to Twenty-four Thousand, Five Hundred Seventy-four and 50/100 ($24,574.50) to be applied toward the cost of all architectural drawings, fees and permits with respect to Tenant's Work. The Alterations Allowance and Design Allowance for Tenant's out of pocket costs and expenses actually incurred by Tenant to complete Tenant's Work shall be disbursed to Tenant within thirty (30) days following completion of Tenant's Work upon presentation of lien waivers and paid invoices reasonably acceptable to Landlord. Under no circumstances shall Landlord be obligated to disburse to Tenant more than the Alterations Allowance and Design Allowance. In the event such costs or expenses and any other costs and expenses incurred by Tenant to complete Tenant's Work and/or any other work in or to the Premises, approved in writing by Landlord, exceeds the Alterations Allowance and Design Allowance, the excess cost thereof shall be paid solely by Tenant.

5.2(c) At Tenant's request but in no event later than January 1, 1998, Landlord shall provide up to Forty Thousand, Nine Hundred Fifty-seven and 50/100 ($40,957.50) ("Additional Alterations Allowance") which may also be applied to Tenant's Work. The Additional Alterations Allowance will be amortized at a 12% interest rate over the final sixty (60) months of this Lease and paid monthly by Tenant to Landlord as Additional Rent. (By way of example, should Tenant request all of the Additional Alterations Allowance, then the Additional Rent will be Nine Hundred Eleven and 08/100 ($911.08) per Month commencing on the Rent Commencement Date.)

5.3 Tenant shall give Landlord at least ten (10) days written notice (or such additional time as may be required under applicable law) of the commencement of any Tenant's Work to afford Landlord the opportunity to record a lien agreement. Tenant shall not make or permit anyone to make any Alterations in or to the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld with respect to proposed Alterations that are not visible from the exterior of the Premises, do not affect the Building's structure, and do not impair the Building's mechanical, electrical, plumbing or HVAC or other systems; provided however that Landlord's consent can be conditioned upon the requirement that such Alterations or other alterations approved by Landlord hereunder be removed upon the Expiration Date or earlier termination of this Lease, which consent shall not be unreasonably withheld. Any Alteration made by Tenant or other alterations approved by Landlord hereunder shall be made; (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only and of a quality not less than that of building standard; (c) by a contractor or subcontractor, approved by Landlord; (d) in accordance with all applicable legal requirements, including, but not limited to, compliance with the ADA, and requirements of any insurance company insuring the Building or portion thereof as timely disclosed by Landlord to Tenant, and (e) after Tenant has obtained and delivered to Landlord written, unconditional waivers of mechanic's; and materialmen's liens against the Premises, the Building, or the land or other property with respect thereto from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection therewith. In the event Tenant chooses to replace light fixtures, the new fixtures shall contain electrical ballasts. During the course of performance of said work, Tenant will carry or cause to be carried such insurance as may from time to time be required by Landlord naming Landlord and Landlord's building manager as additional insureds and further providing that such insurance cannot be canceled or reduced in amount without thirty (30) days prior written notice to Landlord and Landlord's managing agent. Landlord shall require a guarantee by each of Tenant's prime contractors and materialmen for the benefit of Landlord and its successors and assignees, Tenant and such other parties as Landlord shall designate that all work performed and materials and equipment furnished by such contractors or materialmen will conform to the requirements of the plans and specifications as the kind, quality, function of the equipment and characteristics of material and workmanship and will remain so for a period of at least one year from the date that the work has been completed and in the event any deficiency, defects, faults or imperfections of materials, equipment or workmanship shall appear prior to the expiration of such period, the contractor or materialmen, upon receiving written notice thereof from Landlord or Tenant will immediately correct and repair the same at the expense of such contractor or materialmen; said guarantees to be effective whether or not any part of the aforesaid work has been subcontracted by the contractor or materialmen.

5.4 If any mechanic's or materialmen's liens or notice of intent with respect thereto is filed against the Premises or the Building or the land or any portion of any of the foregoing for work claimed to have been done for or materials claimed to have been furnished to Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law and Tenant hereby agrees to indemnify and save Landlord harmless from any legal expenses which Landlord may reasonably incur as a result of the filing of the lien or notice of intent including but not limited to attorney's fees, and/or from any loss or liability incurred as a result of any lien filed against the Premises, the Building, the land or any part of the foregoing and/or Tenant. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the monthly installment of Monthly Rent next becoming due: it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. It is understood and agreed by Landlord and Tenant that any such Alterations or other alterations shall be conducted on behalf of Tenant and Landlord shall have no liability with respect thereto. It is further understood and agreed that in the event Landlord shall give its written consent to Tenant's making any such Alterations or other alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the land to any mechanic's or materialmen's liens which may be filed in respect of any such Alterations or other alterations made by or on behalf of Tenant.

5.5 All Alterations or other alterations, including wall-to-wall carpet upon the Premises (whether with or without the prior written consent of Landlord) shall, at the election of Landlord, remain upon the Premises, become property of Landlord, and be surrendered with the Premises at the expiration (or earlier termination) of this Lease. Tenant shall have the right to remove, prior to the expiration of the Term, all moveable furniture, furnishings, or equipment installed in the Premises at the sole expense of Tenant. Should Landlord elect that Alterations other than Tenant's Work or other alterations which may be approved by Landlord, made by Tenant upon the Premises be removed upon the Expiration Date or earlier termination of this Lease or upon termination of any renewal period hereof, Tenant hereby agrees to cause same to be removed and repair and restore the Premises in connection with such removal, all at Tenant's sole cost and expense. If Tenant fails to remove the same then Landlord may cause same to be removed at Tenant's sole cost and expense and Tenant hereby agrees to reimburse Landlord for the cost and expense of such removal together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same. Notwithstanding anything to the contrary, Tenant shall not be obligated to remove any improvements including Tenant's Work or other alterations which were approved by Landlord which approval shall not be unreasonably withheld or delayed.

5.6 Tenant will indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which may or might arise directly or indirectly by reason of the making of Tenant's Work, the alterations or any other alterations. If any Alteration or other alteration is made without prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all costs and expenses incurred by Landlord in the performance of such removal.

Article 6, Paragraph A: In the first sentence, after "for general office purposes", insert: "and for the development and marketing of computer software which is compatible with general office use".

Article 6, Paragraph C: "Anything contained herein to the contrary notwithstanding, except as specified in Article 5 as revised herein Tenant shall not be under any obligation to make any alteration to the premises in order to comply with any Law (including, without limitation, the ADA, or a Law relating to Hazardous Materials), except to the extent that any such alterations is required by reason of Tenant's Work, Tenant's use of the Premises or the making of Alterations to the Premises hereunder by Tenant in accordance with
Article 5 hereof. Tenant shall not be under any obligation to abate asbestos or asbestos containing materials which may exist in the Premises on the date hereof in order to comply with any Law except if in connection with Tenant's Work or if Tenant makes any Alterations to the Premises hereunder." shall be added to the end of the Paragraph.

Article 7, Paragraph C: The following Janitorial Specifications shall be added to this Exhibit D: Lessor shall provide, within its standards on each item, the following services and facilities:

a)      Maintenance of service of the public toilet rooms in the Building;

b) Maintenance of standard hardware and Venetian blinds installed in the Premises by Lessor;

c)      Maintenance and waxing of composition tile floors:

d)      Cleaning of outside and inside of exterior window panes;

e)      Cleaning and maintenance of common areas in Building;

f) Janitor service for the Premises, including the removal of debris, general cleaning, dusting of furniture, desks and pictures, vacuuming and wall washing where washable materials are used to cover walls, in a manner befitting a first class office building;

g) Hot and cold water for lavatory and drinking purposes; if Lessee requires water for additional purposes, Lessee shall pay the cost thereof as shown on a meter to be installed and maintained at Lessee's expense to measure such consumption.

h) Snow and ice removal services, which shall include front and rear sidewalks and entryways and the parking lot areas.

Article 7, Paragraph D: In the first sentence, after "Landlord shall", insert:
"supply at Landlord's cost" in place of "make available".

Article 7, Paragraph E: In the fifth (5th) line, after "which is in excess of, insert: "five (5) watts per square foot" in place of "the usage reasonably anticipated by Landlord for normal office of the Premises".

Article 7, Paragraph F: "provided, however, if any such interruption or discontinuance is caused by the gross negligence of Landlord or Landlord's agent or contractor, and such interruption or discontinuance continues for five
(5) consecutive business days and as a result thereof Tenant is unable to and does not use all or any significant portion of the Premises for the normal conduct of business or any other purpose (except storage of Tenant's property) then for so long as the interruption or discontinuance continues thereafter, the Monthly Rent shall be abated in proportion to the portion of the Premises which Tenant is unable to use as a result of the interruption or discontinuance of services, provided that in the event the condition exists solely in the Premises, the abatement shall not commence until the sixth (6th) consecutive business day after Tenant shall have notified Landlord of such condition." shall be added to the end of the paragraph.

Article 8, Paragraph C: "During the term of this Lease, Landlord shall maintain "all risk" property insurance with respect to the Building in a commercially reasonable amount." shall be added to the end of the paragraph.

Article 12, Paragraph B: In the first sentence, inside the parenthesis, the word "shall" shall be amended to read "may".

Article 12, Paragraph C: In the sixth (6th) line, after "the Building or the Premises", insert: "subject to the provisions contained in Article 34:
Signage.".

Article 13: In the first sentence, after "to enter the Premises", insert: "upon reasonable notice".

Article 14: In the fifth (5th) line, after "any property not removed", insert:
"other than the foregoing".

In the sixth (6th) line, after "disposed of by Landlord", "at Tenant's expense" shall be stricken.

Article 15: In the first sentence, the amount "200%" shall be amended to read "150%".

Article 16: In the first sentence, after "written consent of Landlord", insert:
"which consent shall not be unreasonably withheld or delayed".

Article 19: In the first line after "other payment of Rent", insert: "after ten
(10) days written notice".

In the same sentence, "vacates or abandons the Premises, or (iii)" shall be stricken.

In the same sentence, "(iv)" shall be amended to read "(iii)", and "(v)" shall be amended to read "(iv)".

Article 23: Letter of Credit and Security Deposit: Article 23 shall be deleted in its entirety and replaced with the following: To secure the faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant will, deliver to Landlord an irrevocable Letter of Credit, in a form and issued by a bank reasonably acceptable to Landlord, a "Security Deposit" on the understanding:

        (a) Within ten (10) days of the date of this Lease, Tenant shall deliver to Landlord a clean, irrevocable letter of credit in form and substance satisfactory to Landlord in the amount of $300,000.00 in favor of Landlord guaranteeing Tenant's obligations to Landlord under this Lease (the "Letter of Credit") Agreement. The Letter of Credit shall remain in full force and effect until the third (3rd) anniversary of the date of this Lease, at which time the Letter of Credit will terminate upon payment to Landlord of a cash security deposit in the amount of two (2) month's Monthly Rent which Security Deposit shall be paid to Landlord through the financial institution issuing the Letter of Credit not later than ten (10) days before the Letter of Credit is terminated. Tenant shall not have possession of the

Premises until the Letter of Credit has been delivered to Landlord. Failure to so deliver the Letter of Credit within such ten (10) day period shall constitute a default hereunder;

        (b) that the Letter of Credit will be assignable to any future landlord under this Lease. If Landlord transfers the Building of which the Premises are a part to a new owner, while the Letter of Credit is in effect, and if the new owner breaches any obligation of Landlord under the provision of this Article 23, Letter of Credit and Security Deposit, and Tenant suffers any financial damage as a result of any such breach and Tenant obtains a final judgment against Landlord for such breach, Tenant shall have the right, provided Tenant is not in default hereunder, to offset due rent without any interest or late charges to the full extent of Tenant's said judgment against Landlord, but not more than the total amount of the Letter of Credit;

        (c) that upon the occurrence of a default, pursuant to Article 19, Landlord may draw upon the Letter of Credit only such amounts as are necessary to cure such default by Tenant, and Landlord shall notify Tenant in writing of the amounts so withdrawn. Within thirty (30) days of receiving such notice from Landlord, Tenant shall replenish the amount of the Letter of Credit by the amount drawn down by Landlord to cure Tenant's default such that $300,000.00 shall be available to Landlord under the Letter of Credit. If Tenant fails to so replenish the Letter of Credit, then such failure shall constitute a default hereunder and Landlord may draw the full amount of the Letter of Credit. The amount drawn may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies which the Landlord may have an account thereof, with any excess amount held as a cash Security Deposit hereunder, and upon such draw Tenant shall pay to Landlord on demand the amount so applied which shall be held together with the balance of the funds drawn on the Letter of Credit as a cash Security Deposit. If a subsequent default or defaults should occur the Security Deposit may be applied to the curing of such default, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay to Landlord on demand the amount so applied in order to replenish the Security Deposit to the amount held prior to the occurrence of any default;

        (d) that should a default occur and the Letter of Credit be drawn upon in full, Tenant will only be entitled to a return of the cash Security Deposit upon its faithful performance thereafter of all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, at which point the cash Security Deposit or any then remaining balance thereof, shall be returned to Tenant, with interest at a rate consistent with an interest bearing savings account, within thirty (30) days after the expiration of the Term or any extension hereof. Tenant further convenants that it will not assign or encumber the Letter of Credit or the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance;

        (e) that should the Premises be conveyed by Landlord, the Letter of Credit, the Security Deposit or any balance thereof may be turned over and assigned to the Landlord's grantee successor or assign, and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Letter of Credit or the Security Deposit and their application or return, and Tenant agrees to look solely to such grantee, successor or assign for such application or return;

        (f) that Landlord may commingle any cash held as a Security Deposit with other funds in accordance with Pennsylvania State law; and


        (g) that the Security Deposit shall not be considered as advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant.

Article 24: "Landlord and Tenant acknowledge that Tenant has been represented by Pennsylvania Commercial Real Estate Inc. in connection with this Lease; provided, however, that neither Landlord nor Tenant has any obligation to pay to Pennsylvania Commercial Real Estate Inc. any fee, cost, commission, or expense in connection herewith." Shall be added to the end of the paragraph.

Article 26: "Landlord shall provide Tenant with up to sixty-four (64) parking spaces. Landlord and Tenant recognize that there shall be no parking fees for the parking provided by Landlord". Shall be added after Paragraph (d) as Paragraph (e).

Article 28, Paragraph (b): After "interior of the Building", insert: "without interfering with Tenant's approved sign".

Article 28, Paragraph (d): In the first sentence, after "the Premises to decorate", insert: "and Tenant has provided Landlord with written consent".

Article 28, Paragraph (g): In the first sentence, after "purpose of making inspections," insert: "and all necessary".

Article 29, Paragraph B: "provided Tenant shall still have access to the Premises." shall be added to the end of the last sentence.

Article 29, Paragraph K, Item 1.11: In the ninth (9th) line, after "(as", insert: "reasonably".

In the last sentence of the first paragraph, the amount "twelve percent (12%)" shall be amended to read "nine percent (9%)".

In the same sentence, after "been paid by Landlord", insert: "to a non-affiliated party".

Article 29, Paragraph M, Item 1.2: In the first sentence, after "tax, levy, charge", the word "penalty" shall be stricken from this Lease.

The entire third (3rd) sentence, beginning with "If as of the Commencement Date" and ending with "to other income of Landlord." shall be stricken from this Lease.

Article 30, Paragraph D: "This paragraph does not apply to the initial Tenant inducements including Tenant Improvements, Design Allowance or brokerage commissions." shall be added to the end of the paragraph.

Article 30, Paragraph E: This Paragraph shall be stricken from this Lease.

Article 30, Paragraph F: In the second (2nd) line, the amount "twice" shall be amended to read "once".

Article 30, Paragraph J: The entire last sentence, beginning with "If Tenant claims or asserts" shall be stricken from this Lease.

Article 30, Paragraph L: This paragraph shall be amended to read: "Failure of either party to insist upon strict compliance by the other of any condition or provision of this Lease shall not be deemed a waiver by such party of that condition. No waiver shall be effective against the other unless in writing and signed by the party making such waiver. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant.

Article 31: Tenant shall have one (1) option to extend this lease for an additional period of five (5) years. The extended term shall be on all of the same terms and conditions of this Lease with the exception that the Monthly Rent for the extended term shall be Landlord's then prevailing rental rate charged by Landlord for space in the Property reasonably comparable to the Premises. In order for Tenant to exercise this option to extend, Tenant must give Landlord written notice of its election to extend at lease nine (9) months (but no sooner than 12 months) prior to the normal expiration date of the Lease (time being of the essence), which notice shall request that the Landlord provide Tenant with the rental rate for the extended term. Landlord shall furnish Tenant with the rental rate for the extended term within fifteen (15) business days of receipt of Tenant's notice to extend. Tenant shall have thirty (30) days from the date Landlord furnishes said rental rate to accept such rate or notify Landlord of Tenant's intention not be extended at Landlord's rate. No Letter of Credit shall be required for the extended term.

Tenant agrees to execute such additional documents, if any, as Landlord may reasonably require regarding any such extension. The foregoing option to extend is given on the express condition that Tenant may not exercise the forgoing option to extend if it shall be in default under the Lease beyond any applicable cure period. Any attempted exercise while in default shall be null and void and of no effect. Tenant has no other option(s) to extend the term of this Lease except as set forth in this paragraph. This option to extend is personal to SEEC Inc. and will be null and void in the event of any assignment or transfer of this Lease.

Article 32: Notwithstanding anything to the contrary contained in the Lease, the first full calendar month of Monthly Rent shall be abated. If the Tenant shall default under the Lease and fail to cure within the time permitted to cure thereunder, Tenant shall upon demand promptly pay Landlord the amount of Monthly Rent abated without limiting any other remedies available to Landlord.

Article 33: Special Provisions to the Lease - Satellite Dish: The Landlord hereby grants to the Tenant a license to install a satellite dish Antenna ("Antenna") on the roof of the Building in connection with the conduct of the Tenant's business in the Premises, together with the right to have access thereto for service and repair upon reasonable notice to Landlord. Landlord shall have the right to require the Antenna be relocated from time to time if reasonably necessary for Landlord's use or maintenance of the roof. Tenant shall remove said Antenna and repair any damage or penetrations to the roof upon notice from Landlord and at the expiration or early termination of the Lease at Tenant's sole cost and expense. Tenant covenants and agrees to comply with all federal, state or local laws, codes or regulations and/or private covenants and controls, and obtain all necessary permits and approvals with respect to the installation, use and operation of the Antenna and the Antenna system. The Tenant shall defend, indemnify and hold harmless the Landlord against and from any liability, claim of liability or expense arising out of the installation, use and operation of the Antennae or the breach by Tenant of any of its obligations hereunder.

Landlord and Tenant agree that the monthly fee for the roof space used by the Antenna shall be Two Hundred Fifty and 00/100 ($250.00) beginning upon installation of the Antennae and ending the earlier of (i) the Expiration Date or sooner termination of the Lease as renewed or amended or (ii) Tenant's deinstallation and removal of the Antennae in accordance herewith.

Tenant covenants and agrees that at no time (i) will the Antenna be used or operated in a manner so as to interfere with any operation of the Building or any tenant or licensee of the Building, and (ii) will the Antenna interfere in anyway with the functioning of any electronic gear, mechanism, computer or system utilized in the Building such as, but not limited to, the electronic elevator control system.

Article 34: Signage: Tenant shall have the right to furnish and install, at Tenant's expense, one (1) illuminated sign on the face of the Building which location is mutually agreed upon by Landlord and Tenant, provided such signage does not violate any governmental law, ordinance, or regulation and provided further that Landlord shall first have approved the location, size and design specifications for such signage, which approval shall not be unreasonably withheld or delayed. Tenant's sign shall be reasonably comparable in size to the existing Unisys sign located on the Building's penthouse.

Such signage shall not be installed unless Landlord has received prior written notice of the date and time of such installation and Landlord shall have received a copy of and approved the installer's certificate of liability insurance, which certificate shall have been issued by a company satisfactory to Landlord, shall set forth limits of liability satisfactory to Landlord, and shall name Landlord as an additional insured. Without limiting the foregoing, such signage shall not be installed until all licenses or approvals have been obtained and copies thereof provided to Landlord. All costs and expenses of the signage, its installation and any permits or licenses or approvals shall be borne solely by Tenant. Without limiting the generality of any indemnity in the Lease, Tenant hereby agrees to indemnify and hold Landlord harmless, including attorneys' fees, from any liability, loss or damage Landlord shall incur as a result of the new installation, maintenance, operation or removal of the signage. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible for all costs incurred in removing said signage and repairs or restoring any damage caused by said signage or removal or penetrations to the Building.

The signage right contained herein are personal to Tenant and shall automatically terminate if at any time during the term of the Lease Tenant is in actual occupancy of and conducting business from less than 16,383 rentable square feet of space in the Building.

The Landlord agrees that no tenant of the Building shall be permitted to install any sign identifying such tenant on the face of Building unless such tenant occupies more rentable space in the Building than Tenant. Any sign erected by another Tenant shall not interfere with Tenant's sign.

Exhibit D, Item 14: The first sentence, beginning with "No Tenant or occupancy shall" and ending with "not approved by Landlord", shall be stricken from this Lease.

                          TENANT'S ESTOPPEL CERTIFICATE


LANDLORD:               Massaro Limited Partnership (Park West One), a
                        Pennsylvania limited partnership, as successor to Massachusetts Life Insurance Company through its agent
                        Cornerstone Real Estate Advisers, Inc.


TENANT:                 SEEC Inc.

DATE OF LEASE:          November 13, 1997

PREMISES:               16,383 square feet of office space
                        in Park West One,
                        1000 Cliff Mine Road,
                        Pittsburgh, Pennsylvania

As an inducement to Dollar Bank, Federal Savings Bank ("Mortgagee") to make a loan or other credit accommodation to Landlord, secured by a mortgage on the Premises, Tenant does hereby certify that:

        1. A full, true and correct copy of the lease, executed by and between Landlord and Tenant, and all amendments thereto (the "Lease") is attached hereto as Exhibit A. Tenant agrees that Tenant will not enter into any material modification of the Lease without the prior written consent of Mortgagee.

        2. Tenant has accepted possession of the Premises.

        3. The initial Lease term commenced on February 1, 1998 (the "Commencement Date") and is scheduled to expire February 28, 2003 (5) years and
(1) month following the Commencement Date (the "Initial Term"), and Tenant has the option to extend the term for one (1) additional consecutive period of five
(5) years.


        4. Rent is due monthly according to the terms of the Lease.

        5. The basic monthly rental during the Initial Term is $1,474,440.00 Dollars ($24,574.50) per month.

        6. The Lease is in full force and effect.

        7. No installment or other sum payable under the Lease has been paid more than one month in advance of the due date of such installment and no rent or other sum payable under the Lease is being paid in arrears.

        8. Neither Landlord nor Tenant is in default in the performance of or compliance with any provision of the Lease. If Tenant should assert a claim that Landlord is in default under the Lease in any respect, written notice thereof shall promptly be furnished to Mortgagee and Tenant agrees that Tenant will not exercise any rights which it might have as a result of such

        9. Tenant has not received any notice of default or of termination of the Lease.

        10. The Lease is a complete statement of the agreement of the parties thereto with respect to the lease of the Premises.

        11. There are no subleases in effect with respect to all or any portion of the Premises.

        12. Tenant has received no notice or claim of violation of any legal requirement or contractual requirement with respect to the Premises.

        13. Tenant has received no notice of any threatened or pending condemnation or other eminent domain proceeding with respect to the Premises or any interest therein.

        14. There do not exist any setoffs, defenses or claims in favor of Tenant against enforcement of any of the terms or conditions of the Lease.

        15. Tenant is entitled to no present or future offset, credit, counterclaim, abatement, suspension or deduction against rent due under the Lease, except as provided therein.

            Tenant acknowledges that Mortgagee is relying upon the certifications made in this Estoppel Certificate.

            This Certificate shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Mortgagee, its successors and assigns.


                           [INTENTIONALLY LEFT BLANK]

                IN WITNESS WHEREOF, Tenant has caused this Estoppel Certificate to be duly executed this 30th day of November, 1998.


                                         SEEC Inc.
                                         [name of Tenant]



                                         By: /s/ RICHARD J. GOLDBACH
                                            -----------------------------------
                                         Title: Treasurer & CFO
                                               --------------------------------

COMMONWEALTH OF PENNSYLVANIA    )
COUNTY OF ALLEGHENY             )        ss:


On this 30th day of November 1998, before me, a Notary Public in and for the aforesaid Commonwealth and County personally appeared RICHARD J. GOLDBACH, who acknowledged himself to be the TREASURER and CHIEF FINANCIAL OFFICER of SEEC, Inc., a Pennsylvania corporation, and that he, as such, TREASURER and CHIEF FINANCIAL OFFICER, being duly authorized to do so, executed the foregoing TENANT'S ESTOPPEL CERTIFICATE, for the purposes therein contained by signing the name of RICHARD J. GOLDBACH, by himself, as such TREASURER and CHIEF FINANCIAL OFFICER.


                IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                        /s/ JUDITH A. DEWEY
                                     ----------------------------------------
                                             Notary Public.
My commission expires:
[SEAL]



                   ------------------------------------------
                                  Notarial Seal
                          Judith A. Dewey, Notary Public
                      North Fayette Twp., Allegheny County
                      My Commission Expires March 19, 2001
                   ------------------------------------------
                  Member, Pennsylvania Association of Notaries

                         LEASE SUBORDINATION, ATTORNMENT
                          AND NON-DISTURBANCE AGREEMENT


        WHEREAS, by a certain Lease, dated November 13, 1997, Massaro Limited Partnership (Park West One), a Pennsylvania limited partnership (hereinafter referred to as "Mortgagor"), as successor to Massachusetts Mutual Life Insurance Company, a Massachusetts Corporation through its agent Cornerstone Real Estate Advisers, Inc. has leased to SEEC Inc., a Pennsylvania Corporation through its agent Cornerstone Real Estate Advisers, Inc. has leased to SEEC Inc., a Pennsylvania Corporation ("Occupant") certain property situate in Park West One, 1000 Cliff Mine Road, Findlay Township, Allegheny County, Pennsylvania (the "Premises") (the "Lease"), said Premises being fully and accurately described in the Lease; and

        WHEREAS, Mortgagor executed and delivered a Mortgage and Security Agreement, dated November 19, 1998, by Mortgagor in favor of Dollar Bank, Federal Savings Bank ("Bank") (herein referred to as the "Mortgage"), such Mortgage securing the repayment of, among other things, that certain Term Note (the "Note") dated November, 19, 1998, in the principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) and encumbering the Premises; and

        WHEREAS, Occupant and Mortgagor desire that Bank execute an agreement providing, among other things, that Occupant's possession of the Premises will not be disturbed in the event of a default under the Mortgage, provided that the Occupant is not in default pursuant to the terms of the Lease.

        NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, hereto, intending to be legally bound hereby, agree as follows:

        1. The Occupant does hereby agree that whatever right, title and interest which it and its successors and assigns may have in and to the Premises shall be, and the same are hereby expressly made subject and subordinate to the lien of the Mortgage and to all terms, conditions and provisions thereof, to all advances made or to be made thereunder or under the Note, and to any increases, renewals, extensions, modifications, substitutions, consolidations or replacements thereof or of the Note.

        2. As long as Occupant is not in default (beyond any time period given Occupant in the Lease to cure such default) in the payment of rent or additional charges or in the performance of any of the other terms, covenants or conditions of the Lease on Occupant's part to be performed, Occupant shall not be disturbed by Bank in its possession of the Premises during the term of the Lease, or any extension or renewal thereof, or in the enjoyment of its rights under the Lease.

        3. If the interest of Mortgagor under the Lease shall be acquired by Bank or any purchaser (a "Purchaser") by reason or exercise of the power of sale or foreclosure of the Mortgage or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and Bank or Purchaser succeeds to the interest of Mortgagor under the Lease, Occupant shall attorn to Bank or Purchaser, as its lessor, said attornment to be effective and self-operative without the execution of any other instruments on the Mortgagor under the Lease, and the Lease shall continue in accordance with its terms between Occupant as lessee and Bank or Purchaser as lessor; provided, however, that:

                (a) The Lease shall not constitute a general obligation or liability of Bank;

                (b) Bank's liability under the Lease shall be limited to the ownership interest of Bank in the Premises and the proceeds thereof

                (c) the lien of any judgment entered against Bank in connection with Bank's liability under the Lease shall similarly be expressly limited to Bank's ownership interest in the Premises and the proceeds thereof

                (d) Bank shall not be liable for any act or omission of any prior lessor (including the Mortgagor);

                (e) Bank shall not be subject to any offsets or defenses, which the Occupant might have against any prior lessor (including the Mortgagor);

                (f) Bank shall not be bound by any prepayment of rent or deposit, rental security or other sums deposited with any prior lessor (including the Mortgagor) under the Lease;

                (g) Bank shall not be bound by any agreement or modification of the Lease made without Bank's consent;

                (h) Bank shall not be bound to commence or complete any construction or to make any contribution towards construction or installation of any improvements upon the Premises required under the Lease or any expansion or rehabilitation of existing improvements thereon, or for the restoration of improvements following any casualty not required to be insured under the Lease or for the cost of any restoration in excess of any proceeds recovered under any insurance required to be carried under the Lease; and

                (i) Bank shall not be bound by any restrictions on competition beyond the Premises.

        4. If Bank shall declare that an Event of Default (as defined in the Mortgage) has occurred, Bank shall endeavor to furnish notice of such Event of Default to Occupant; provided, however, that it is agreed and acknowledged that Bank is under no duty or obligation whatsoever to furnish such notice to Occupant and the failure of Bank to furnish such notice shall not (a) release, discharge, modify or restrict the liabilities and obligations of the Mortgagor pursuant to the Note and/or the Mortgage and/or the indebtedness evidenced and secured thereby, (b) release Occupant from any of its duties and obligations hereunder, (c) result in the imposition of any liability upon Bank in connection with said failure to furnish such notice, or (d) otherwise alter, modify or change in any way the respective rights, duties, obligations and liabilities, as the case may be, of Bank, Mortgagor and Occupant pursuant to the Note, the Mortgage, this Agreement and any other document relating to the foregoing.

        5. In the event that Bank has furnished notice to Occupant of an Event of Default, as described above, Occupant shall have the right (but not the obligation) to cure such Event of Default if such Event of Default is of a nature or character which may be cured; provided, however, that said cure must occur within the same period of time, if any, given to the Mortgagor to cure such Event of Default.

        6. The Mortgagor agrees and acknowledges that Bank may furnish to Occupant such information regarding the Note, the Mortgage, the indebtedness evidenced and secured by the Note and the Mortgage, any Event of Default, and the Mortgagor, all as Bank in its sole determination (which shall be conclusive) shall deem necessary or desirable.

        7. This Agreement may be amended only with the prior written consent of the parties hereto.

        8. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

        9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

        10. This Agreement is intended to take effect as an instrument under seal.

        11. The rights and privileges of Bank contained in this Agreement shall inure to the benefit of its successors and assigns, and the duties and obligations of Occupant and Mortgagor shall bind their respective successors and assigns, but nothing contained herein shall be construed to permit Occupant and Mortgagor to assign this Agreement or any of their respective rights or obligations hereunder without first obtaining Bank's express written approval.



                           [INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused the due execution hereof by their respective duly authorized officers as of the ____ day of_______________, 1998.

 Attest:                            Massaro Limited Partnership
                                    (Park West One), a Pennsylvania
                                    limited partnership

                                    By:  Massco (Park West One), Inc.,
                                         its general partner

By:__________________________       By:___________________________________

Title:_______________________       Title:________________________________


Witness/Attest:                     Occupant:
                                    SEEC Inc.
                                    ---------

By: /s/ JOHN GODFREY                By: /s/ RICHARD J. GOLDBACH
   --------------------------           ----------------------------------

Title: VP, SECRTARY                 Title: TREASURER & CFO
       ----------------------             --------------------------------


                                    Dollar Bank, Federal Savings Bank

                                    By:___________________________________

                                    Title:________________________________

COMMONWEALTH OF PENNSYLVANIA    )
COUNTY OF ALLEGHENY             )       ss:

On this 30th day of November 1998, before me, a Notary Public in and for the aforesaid Commonwealth and County personally appeared RICHARD J. GOLDBACH, who acknowledged himself to be the TREASURER and CHIEF FINANCIAL OFFICER of SEEC, Inc., a Pennsylvania corporation, and that he, as such, TREASURER and CHIEF FINANCIAL OFFICER, being duly authorized to do so, executed the foregoing LEASE SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT, for the purposes therein contained by signing the name of RICHARD J. GOLDBACH, by himself, as such TREASURER and CHIEF FINANCIAL OFFICER.




                IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                        /s/ JUDITH A. DEWEY
                                    ----------------------------------------
                                             Notary Public.
My commission expires:
[SEAL]



                   ------------------------------------------
                                  Notarial Seal
                          Judith A. Dewey, Notary Public
                      North Fayette Twp., Allegheny County
                      My Commission Expires March 19, 2001
                   ------------------------------------------
                  Member, Pennsylvania Association of Notaries


COMMONWEALTH OF PENNSYLVANIA    )
COUNTY OF ALLEGHENY             )       ss:

On this 30th day of November 1998, before me, a Notary Public in and for the aforesaid Commonwealth and County personally appeared JOHN D. GODFREY, who acknowledged himself to be the SECRETARY of SEEC, Inc., a Pennsylvania corporation, and that he, as such SECRETARY, being duly authorized to do so, executed the foregoing LEASE SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT, for the purposes therein contained by signing the name of JOHN D. GODFREY by himself, as such SECRETARY.

                IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                        /s/ JUDITH A. DEWEY
                                     ----------------------------------------
                                             Notary Public.
My commission expires:
[SEAL]



                   ------------------------------------------
                                  Notarial Seal
                          Judith A. Dewey, Notary Public
                      North Fayette Twp., Allegheny County
                      My Commission Expires March 19, 2001
                   ------------------------------------------
                  Member, Pennsylvania Association of Notaries